                                  EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement of our report, dated February 6, 1996, relating to the consolidated financial statements of First Community Financial Group, Inc. and Subsidiaries, and to the reference to our firm under the caption "EXPERTS" in the Proxy Statement/Prospectus.

/s/ Knight, Vale & Gregory, Inc., P.S.

Tacoma Washington
October 31, 1996